Gaia Reports Second Quarter 2024 Results

BOULDER, CO – August 5, 2024 - Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, reported financial results for the second quarter ended June 30, 2024.

Highlights:

•
Revenue growth of 11% and member growth of 10% from the year-ago quarter.
•
Operating cash flows for the first half of 2024 improved by $2.6 million and free cash flow improved by $2.0 million from the same period in 2023.
•
Gaia subsidiary completed transactions raising $12 million.

“During the second quarter, which is our seasonally slowest, we grew revenue 11% and members 10% year over year, while delivering positive free cash flow. We expect the positive cash flow generation to continue with revenue growth increasing to about 15% in the fourth quarter,” said Jirka Rysavy, Gaia’s Executive Chairman. “In 2016 we invested $10 million and recently raised $12 million for our subsidiary Igniton from outside investors, a portion of which was used to acquire an exclusive worldwide license for the Igniton health technology. This technology uses concentrated quasi-particles transmitted by the sun to improve cognition, memory and longevity.”

Gaia CEO James Colquhoun commented: "We continued our trend of executing on cash flow positive growth with notable improvements in marketing efficiency. Today, we are also excited to officially announce the launch of the Gaia Marketplace to our entire member base. This initiative not only strengthens our community engagement but also introduces an alternative revenue stream to the Gaia business. Additionally, we have also implemented a price increase for new members, starting in July, which we expect to positively impact our revenue by the end of the year. The timing was moved from Q2 to Q3 to strategically align with our third-party partners, ensuring minimal disruption to our members, which resulted in a slight impact on our second quarter revenue."

Gaia CFO Ned Preston commented: “Operating cash flows for the first six months finished at $3.9 million, representing a $2.6 million improvement from the first six months of 2023 and continues the momentum we've delivered in the prior four quarters. During the second quarter, we incurred meaningful amounts of non-recurring expenses related to Igniton and corporate administrative expenses. We expect our ARPU to grow more rapidly with our price increases and the launch of Gaia Marketplace during the second half of 2024.”

Second Quarter 2024 Financial Results

Revenues for the second quarter grew $2.24 million or 11% to $22.08 million from $19.84 million in the year-ago quarter. Member count increased to 850,000 as of June 30, 2024, up from 774,500 or 10% from June 30, 2023.

Gross profit in the second quarter increased 10% to $18.7 million from $17.0 million in the year-ago quarter.

Including the non-recurring expenses, net loss was $(2.2) million, or $(0.09) per share, unchanged from the year-ago quarter, and free cash flow was $0.7 million, representing a fifth consecutive quarter of positive cash flow.

In the last six months both revenue and member growth were stable at over 10%, with an improvement in free cash flow of $2.0 million on top of the $8.4 million improvement delivered during 2023.

Conference Call

Date: Monday, August 5, 2024

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13747669

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 19, 2024.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13747669

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 88% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions;

future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; our ability to remediate the material weaknesses in our internal control over financial reporting and technical accounting; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), the financial information included in this release contains non-GAAP financial measures, including Free Cash Flow. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated. Free Cash Flow represents net cash provided by operating activities, adjusted for interest payments, and less capital expenditures. We believe Free Cash Flow is also useful as one of the bases for comparing the Gaia’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, Gaia’s calculation of Free Cash Flow might not necessarily be comparable to such other similarly titled captions of other companies. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com

GAIA, INC.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands, except share and per share data)	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,459	$7,766
Accounts receivable	4,806	4,111
Other receivables	2,903	2,191
Prepaid expenses and other current assets	2,468	2,015
Total current assets	15,636	16,083
Media library, net	39,125	40,125
Operating right-of-use asset, net	5,875	6,288
Property and equipment, net	25,282	26,303
Equity method investment	—	6,374
Technology license, net	15,954	—
Investments and other assets, net	8,301	3,157
Goodwill	31,943	31,943
Total assets	$142,116	$130,273
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,132	$12,038
Accrued and other liabilities	1,957	2,599
Long-term debt, current portion	158	155
Operating lease liability, current portion	809	780
Deferred revenue	17,737	15,861
Total current liabilities	34,793	31,433
Long-term debt, net of current portion	5,721	5,801
Operating lease liability, net of current portion	5,296	5,708
Deferred taxes, net	551	551
Total liabilities	46,361	43,493
Commitments and Contingencies
Shareholders’ equity:
Class A common stock, $0.0001 par value, 150,000,000 shares authorized, 18,046,018 and 17,813,179 shares issued, 17,981,031 and 17,748,374 shares outstanding at June 30, 2024 and December 31, 2023, respectively	2	2
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 5,400,000 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	170,562	170,695
Accumulated deficit	(88,433)	(85,195)
Total Gaia, Inc. shareholders’ equity	82,132	85,503
Noncontrolling interests	13,623	1,277
Total equity	95,755	86,780
Total liabilities and equity	$142,116	$130,273

GAIA, INC.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023

Revenues, net	$22,081	$19,839	$43,774	$39,486
Cost of revenues	3,415	2,839	6,583	5,612
Gross profit	18,666	17,000	37,191	33,874
Operating Expenses:
Selling and operating	18,697	17,085	36,456	33,208
Corporate, general and administration	1,988	1,520	3,617	3,293
Total operating expenses	20,685	18,605	40,073	36,501
Loss from operations	(2,019)	(1,605)	(2,882)	(2,627)
Equity method investment loss	—	(125)	—	(250)
Interest and other expense, net	(144)	(113)	(252)	(234)
Loss before income taxes	(2,163)	(1,843)	(3,134)	(3,111)
Provision for income taxes	—	—	—	—
Net loss	(2,163)	(1,843)	(3,134)	(3,111)
Net income attributable to noncontrolling interests	30	45	104	83
Net loss attributable to common shareholders	$(2,193)	$(1,888)	$(3,238)	$(3,194)

Loss per share:
Basic and Diluted
Continuing operations (attributable to common shareholders)	$(0.09)	$(0.09)	$(0.14)	$(0.15)
Basic and Diluted loss per share	$(0.09)	$(0.09)	$(0.14)	$(0.15)
Weighted-average shares outstanding:
Basic	23,372	20,874	23,267	20,850
Diluted	23,372	20,874	23,267	20,850

GAIA, INC.

Condensed Consolidated Statement of Cash Flows (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Net cash provided by (used in):
Net cash (used in) provided by operating activities	(2,081)	584	3,855	1,270
Net cash used in investing activities	(11,447)	(491)	(12,520)	(1,909)
Net cash provided by (used in) financing activities	6,388	(62)	6,358	(44)
Net change in cash, cash equivalents, and restricted cash	$(7,140)	$31	$(2,307)	$(683)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023

Net cash (used in) provided by operating activities	$(2,081)	$584	$3,855	$1,270
Cash paid for interest	154	128	262	253
Net cash used in investing activities	(11,447)	(491)	(12,520)	(1,909)
Purchase of technology license	10,000	—	10,000	—
Adjustment from investment held in restricted cash	4,035		4,035
Restricted cash	—	—	(4,000)	—
Free cash flow	$661	$221	$1,632	$(386)